EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT
                               DECEMBER 31, 1996

                                                            State or Country
                          Name                              of Incorporation


 Domestic
  AH Investments Ltd.                                       Delaware
  A.H. Robins Company, Incorporated                         Delaware
  AHP Subsidiary Holding Corporation                        Delaware
  American Cyanamid Company                                 Maine
  Ayerst Laboratories Incorporated                          New York
  Ayerst-Wyeth Pharmaceuticals Incorporated                 Delaware
  Cyanamid Agricultural de Puerto Rico, Inc.                New Jersey
  Cyanamid International Corporation Limited                Delaware
  ESI Lederle Inc.                                          Delaware
  Genetics Institute, Inc.                                  Delaware
  Immunex Corporation                                       Washington
  Lederle Parenterals, Inc.                                 New Jersey
  Lederle Piperacillin, Inc.                                New Jersey
  Quinton Instrument Company                                Washington
  Route 24 Holdings, Inc.                                   Delaware
  Sherwood Medical Company                                  Delaware
  Wyeth Laboratories Inc.                                   New York
 Foreign
  AHP Manufacturing B.V.                                    Netherlands
  American Home Products Holding (UK) plc                   Great Britain
  Cyanamid Finance B.V.                                     Netherlands
  Cyanamid GmbH                                             Germany
  Cyanamid Iberica, S.A.                                    Spain


                                                            State or Country
                          Name                              of Incorporation

  Cyanamid Italia, S.p.A.                                   Italy
  Cyanamid (Japan), Ltd.                                    Japan
  Cyanamid of Great Britain Limited                         Great Britain
  Cyanamid Quimica do Brasil Ltda.                          Brazil
  Cyanamid Taiwan Corporation                               Taiwan
  Dimminaco AGSA Ltd                                        Switzerland
  John Wyeth & Brother Limited                              Great Britain
  Laboratorios Wyeth-Whitehall Ltda.                        Brazil
  L.W. Investments Limited                                  Bermuda
  Nippon Sherwood Medical Industries Ltd.                   Japan
  Wyeth (Japan) Corporation                                 Japan
  Wyeth Australia Pty. Limited                              Australia
  Wyeth-Ayerst Canada Inc.                                  Canada
  Wyeth-Lederle                                             France
  Wyeth-Pharma G.m.b.H.                                     Germany
  Wyeth Philippines, Inc.                                   Philippines

There have been omitted from the above list the names of subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.